ARI / ARL SERVICES SEPARATION AGREEMENT
     ARI / ARL SERVICES SEPARATION AGREEMENT (this “Services Separation Agreement”) made this 30th day of March 2007, between AMERICAN RAILCAR INDUSTRIES, INC., a Delaware corporation (“ARI”), and AMERICAN RAILCAR LEASING LLC, a Delaware limited liability company (“ARL”), effective as of December 31, 2006 (the “Effective Date”).
RECITALS
     WHEREAS, ARI and ARL are parties to that certain Services Agreement dated as of April 1, 2005, as amended June 30, 2005 (the “Transitional Services Agreement”), pursuant to which, among other things (i) ARI provides ARL the ARI Services, which consist of Engineering Services and Purchasing Services, as each such term is defined in the Transitional Services Agreement and (ii) ARL provides ARI the ARL Services, which consist of Accounting and Finance Services, Employee Compensation and Benefits Administration Services, Information Processing Services, Leasing Services, Rent and Building Services, and Treasury Services, as each such term is defined in the Transitional Services Agreement;
     WHEREAS, ARI and ARL each have developed, or are in the process of developing, the independent ability to perform certain of the services currently performed for each such party by the other under the Transitional Services Agreement; and
     WHEREAS, ARI and ARL desire to terminate certain of the services performed for each other under the Transitional Services Agreement effective as of the Effective Date, and to otherwise facilitate the termination of certain other remaining services under the Transitional Services Agreement, in order to allow each such party to further separate its business from the other in accordance with the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ARI and ARL agree as follows:
     1. Definitions. Unless otherwise defined herein, capitalized terms used in this Services Separation Agreement shall have the meanings ascribed to such terms in the Transitional Services Agreement and/or as the context shall require.
     2. Transitional Services Agreement.
          (a) ARI Services. The parties acknowledge and agree that the Term of and payment for all of the ARI Services being provided by ARI to ARL pursuant to the Transitional Services Agreement shall be terminated effective as of the Effective Date.
          (b) ARL Services. The parties acknowledge and agree that the Term of and payment for all of the ARL Services being provided by ARL to ARI pursuant to the Transitional Services Agreement, other than the Rent and Building Services, shall be terminated effective as of the Effective Date.

          (c) Rent and Building Services. The parties acknowledge that, in connection with the Rent and Building Services, ARI currently pays a fee to ARL for use of ARI’s headquarters space, which comprises a portion of office space leased by ARL from a third party lessor. All of the space currently leased by ARL from the lessor is referred to herein as the “Space.” ARI and ARL hereby covenant and agree: (i) to cooperate in good faith to restructure their leasing arrangements with regard to the Space, as soon as reasonably practicable following the execution of this Agreement, by entering into new leases, through the assignment of existing leases and/or through other reasonable means (the “Lease Restructuring”); (ii) that the Term of the Rent and Building Services provided by ARL to ARI under the Transitional Services Agreement shall be terminated simultaneously with the effectiveness of the Lease Restructuring; and (iii) to take any and all actions reasonably necessary to implement the foregoing. In connection therewith, ARL hereby agrees to waive the six (6) month notice provision of Section 3.2(a) of the Transitional Services Agreement with respect to the termination of the Term of the Rent and Building Services, and acknowledges that the Rent and Building Services shall terminate simultaneously with the Lease Restructuring.
          (d) Cooperation. Notwithstanding Sections 2(a) and 2(b) hereof, and subject to Section 2(c) hereof, to the extent any ARI Services or ARL Services may be provided on a residual basis after the Effective Date in order to achieve the orderly transition of services, each of ARI and ARL hereby agrees to cooperate in good faith to effect the separation of the parties’ businesses contemplated hereby.
     3. Entire Agreement; Modification and Waiver. Except as expressly modified herein, the terms of the Transitional Services Agreement remain in full force and effect. No provision of this Services Separation Agreement may be waived, changed, altered, modified or amended in any respect without a writing to that effect, signed by both of the parties hereto.
     4. Communications. All notices, requests, demands, consents, approvals, reports, statements and other communications under this Services Separation Agreement shall be in writing and shall be deemed to have been given (a) upon receipt when delivered by hand, overnight delivery service or facsimile transmission with respect to which receipt has been acknowledged or (b) three (3) business days after mailing, by registered or certified mail, postage prepaid, return receipt requested or (c) upon delivery when delivered by email, and addressed to the party for whom intended at the following addresses or such changed address as such parties may have fixed by notice:
To ARL:
American Railcar Leasing LLC
100 Clark Street
St. Charles, Missouri 63301
Attention: Umesh Choksi, Chief Financial Officer
Telecopy no.: (636) 940-6044
Telephone no.: (636) 940-6000
Email: uchoksi@arleasing.com

To ARI:
American Railcar Industries, Inc.
100 Clark Street
St. Charles, Missouri 63301
Attention: William P. Benac, Senior Vice President, Chief Financial Officer and Treasurer
Telecopy no.: (636) 940-6044
Telephone no.: (636) 940-6000
Email: wbenac@americanrailcar.com
provided, however, that any notice of change of address shall be effective only upon receipt.
     5. Counterparts. This Services Separation Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

Executed as an instrument as of the date first above written.

AMERICAN RAILCAR LEASING LLC
By:	/s/ Umesh Choksi
	Name:	Umesh Choksi
	Title:	Chief Financial Officer

AMERICAN RAILCAR INDUSTRIES, INC.
By:	/s/ William P. Benac
	Name:	William P. Benac
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

The undersigned hereby agrees to
cooperate to effect the Lease
Restructuring:

ST. CHARLES PROPERTIES, a Missouri partnership
By:	/s/ James J. Unger
Name:	James J. Unger
Title:	General Partner